Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

ADITXT, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.001 par value	457(o)		$8,000,000.00	$741.60

	Total Offering Amounts					$741.60

(1)	Calculated pursuant to Rule 457(o), based on the Proposed Maximum Aggregate Offering Price.